Nuance Business Update Press release	January 22, 2018

Press Release

Nuance Provides Preliminary First Quarter Fiscal 2018 Results

Company Expects Strong Revenue, EPS, Net New Bookings and Cash Flow;
Provides Updates on Leadership and CEO Succession

Burlington, Mass., January 22, 2018 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced preliminary results for its first quarter of fiscal 2018 and provided updates on executive leadership.

Strong Preliminary Q1 2018 Results
Based on preliminary financial data, Nuance expects fiscal first quarter GAAP revenues to be between $500.0 million and $503.0 million and non-GAAP revenues to be between $507.0 million and $510.0 million. The company expects fiscal first quarter GAAP earnings per share to be between $0.15 and $0.18 and non-GAAP earnings per share to be between $0.26 and $0.27, which includes approximately a $0.27 and $0.02 per share benefit to GAAP and non-GAAP earnings, respectively, for the estimated impact from new U.S. federal tax legislation.

These GAAP and non-GAAP revenue and earnings per share preliminary ranges are above the guidance ranges previously provided on November 28, 2017, for fiscal first quarter results. The Company’s expected outperformance against previous non-GAAP guidance is primarily due to revenue strength across Healthcare, Automotive and Imaging. Additionally, net new bookings in the quarter are expected to be strong, up approximately 10% year-over-year and owed to continued growth in Automotive, Enterprise, and Dragon Medical. Cash flow from operations is expected to be approximately $85.0 million.

These preliminary expectations are subject to revision until the Company reports final first quarter fiscal 2018 results on February 8, 2018. (Please see today’s separate advisory for details.)

Imaging Division Leadership, Al Monserrat Named EVP and GM
Al Monserrat, an accomplished technology veteran and the former CEO of RES Software, has joined the Company as an executive vice president and the general manager of its Imaging business. Mr. Monserrat has more than 25 years of broad technology and software experience, and a proven track record for developing successful strategies that result in expanded market opportunities, improved go-to-market execution, and accelerated revenue growth. Prior to serving as the CEO of RES, a leader in automated and secure digital workspaces that was recently acquired by Ivanti, Mr. Monserrat held numerous leadership roles at Citrix, including Senior Vice President of Global Sales and Services, Vice President of Global Channels, Sales Operations, and Emerging Products; and Vice President and General Manager of Citrix’s North American business.

“With years of technology and software experience, Al has successfully led the strategic transformation of numerous businesses, resulting in accelerated growth, market expansion, and improved go-to-market capabilities. We are pleased to welcome Al to our team as we mark this new chapter for our Imaging business,” said Paul Ricci, chairman and CEO, Nuance.

© 2018 Nuance Communications, Inc. All rights reserved.

Nuance Business Update Press release	January 22, 2018

Mobile Division Reorganization and Leadership Update
Nuance announced that it is reorganizing its Mobile division to improve efficiency and better serve customers.  Nuance’s Mobile Communications Service Provider (CSP) business will be merged into the Enterprise division, reporting to Robert Weideman, EVP and GM, and forming a consolidated focus on the Company’s business in the telecommunications market. And, as previously announced, the Company is moving forward with establishing its Automotive business as a separate, reportable segment and business line. In addition, Bob Schassler, Executive Vice President and General Manager, Mobile division, has resigned from the Company.

CEO Succession Planning
The Nuance Board of Directors confirmed that Paul Ricci will retire as CEO on or before March 31, 2018. The Search Committee has advanced its selection process and intends to appoint a new CEO on or before that date. In light of Mr. Ricci’s expected retirement as CEO, the Board will not nominate him for election as a director at the 2018 annual meeting of shareholders.

About Nuance Communications, Inc.
Nuance Communications, Inc. is a leading provider of voice and language solutions for businesses and consumers around the world.  Its technologies, applications and services make the user experience more compelling by transforming the way people interact with devices and systems. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: finalizing our quarterly accounting close, including completion of account reconciliations and reviews by financial management and final analysis of the impact of the recently enacted Tax Cut and Jobs Act of 2017; finalizing our calculation of weighted average shares outstanding; finalizing the preparation of our statement of cash flows; finalizing the preparation, valuation procedures and financial management review of our net new bookings during the quarter; our ability to finalize the selection process for, and negotiating mutually acceptable employment terms with, a successor CEO within the stated timeframe; and, the other factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2017 and our other subsequent reports filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Definitions of Bookings and Net New Bookings
Certain supplemental data provided in the announcement are based upon internal Nuance definitions that are important for the reader to understand.

Bookings. Bookings represent the estimated gross revenue value of transactions at the time of contract execution, except for maintenance and support offerings. For fixed price contracts, the bookings value

© 2018 Nuance Communications, Inc. All rights reserved.

Nuance Business Update Press release	January 22, 2018

represents the gross total contract value. For contracts where revenue is based on transaction volume, the bookings value represents the contract price multiplied by the estimated future transaction volume during the contract term, whether or not such transaction volumes are guaranteed under a minimum commitment clause. Actual results could be different than our initial estimates. The maintenance and support bookings value represents the amounts billed in the period the customer is invoiced. Because of the inherent estimates required to determine bookings and the fact that the actual resultant revenue may differ from our initial bookings estimates, we consider bookings one indicator of potential future revenue and not as an arithmetic measure of backlog.

Net new bookings. Net new bookings represents the estimated revenue value at the time of contract execution from new contractual arrangements or the estimated revenue value incremental to the portion of value that will be renewed under pre-existing arrangements. Constant currency for net new bookings is calculated using current period net new bookings denominated in currencies other than United States dollars converted into United States dollars using the average exchange rate for those currencies from the prior year period rather than the actual exchange rate in effect during the current period.

Discussion of non-GAAP Financial Measures
We utilize a number of different financial measures, both Generally Accepted Accounting Principles (“GAAP”) and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2017, our management has either included or excluded items in seven general categories, each of which is described below.

© 2018 Nuance Communications, Inc. All rights reserved.

Nuance Business Update Press release	January 22, 2018

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue, which include revenue related to acquisitions, primarily TouchCommerce, NSI and mCarbon, for the three months ended December 31, 2017, that we would have recognized but for the purchase accounting treatment of these transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)	Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent

© 2018 Nuance Communications, Inc. All rights reserved.

Nuance Business Update Press release	January 22, 2018

consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest.  These items are further discussed as follows:

(i) Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii) Non-cash interest.  We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other Expenses.
We exclude certain other expenses that result from unplanned events in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net. These events are unplanned and arise outside of the ordinary course of continuing operations. These items include losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation program, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

© 2018 Nuance Communications, Inc. All rights reserved.

Nuance Business Update Press release	January 22, 2018

Non-GAAP Income Tax Provision.
Our non-GAAP income tax provision is determined based on our non-GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur.

We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

Contact Information

Richard Mack
Nuance Communications, Inc.
Tel: 781-565-5000
Email: richard.mack@nuance.com

Financial Table Follows

© 2018 Nuance Communications, Inc. All rights reserved.

Nuance Business Update Press release	January 22, 2018

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three months ended December 31, 2017
	Low	High
GAAP revenue	$500,000	$503,000
Acquisition-related adjustment - revenue	7,000	7,000
Non-GAAP revenue	$507,000	$510,000

GAAP net income per share	$0.15	$0.18
Acquisition-related adjustment - revenue	0.02	0.02
Acquisition-related costs, net	0.02	0.02
Cost of revenue from amortization of intangible assets	0.05	0.05
Amortization of intangible assets	0.08	0.08
Non-cash stock-based compensation	0.13	0.13
Non-cash interest expense	0.05	0.05
Adjustment to income tax expense[1]	(0.33)	(0.35)
Restructuring and other charges, net	0.05	0.05
Other	0.04	0.04
Non-GAAP net income per share	$0.26	$0.27

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	292,000	292,000
Weighted average common shares: diluted	296,000	296,000

1 In December 2017, Congress passed the Tax Cut and Jobs Act of 2017 (the “Act”).  We are currently assessing the tax accounting resulting from the Act and expect this new legislation to have a material impact on our GAAP tax results.  We have currently estimated our GAAP tax provision for the first quarter of fiscal 2018 to be benefited by approximately $80 million driven by a revaluation of certain deferred tax assets and liabilities using the updated federal tax rates, offset in part by a one-time repatriation tax on non-US cash and earnings. Our evaluation of the tax accounting remains in process and this benefit may be subject to material change as we finalize our results for the first quarter of fiscal 2018.

© 2018 Nuance Communications, Inc. All rights reserved.